UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

On May 25, 2011, Amarantus Therapeutics, Inc. completed its merger with Jumpkicks, Inc. The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of the companies.  The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below.  In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.  The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

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The unaudited Pro Forma Combined Balance Sheets as of December 31, 2010 and October 31, 2010 combines the historical balance sheets of the companies as of the years ended December 31, 2010 and October 31, 2010, giving effect to the merger as if it had occurred at the beginning of the most recent year ended.

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The unaudited Pro Forma Combined Statements of Operations for the years ended December 31, 2010 and October 31, 2010 combines the historical income statements of the companies for the indicated period, giving effect to the merger as if it had happened at the beginning of the most recent year ended.

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The unaudited Pro Forma Combined Balance Sheets as of December 31, 2009 and October 31, 2009 combines the historical balance sheets of the companies as of the years ended December 31, 2009 and October 31, 2009, giving effect to the merger as if it had occurred at the beginning of the most recent year ended.

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The unaudited Pro Forma Combined Statements of Operations for the years ended December 31, 2009 and October 31, 2009 combines the historical income statements of the companies for the indicated period, giving effect to the merger as if it had happened at the beginning of the most recent year ended.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Amarantus Therapeutics, Inc. and Jumpkicks, Inc. as of and for the years ended December 31, 2010 and October 31, 2010.

AMARANTUS THERAPEUTICS, INC.

TABLE OF CONTENTS

Pro Forma Combined Balance Sheets as of December 31, 2010 and October 31, 2010	2

Pro Forma Combined Statements of Operations for the years ended December 31, 2010 and October 31, 2010	3

Pro Forma Combined Balance Sheets as of December 31, 2009 and October 31, 2009	4

Pro Forma Combined Statements of Operations for the years ended December 31, 2009 and October 31, 2009	5

Notes to the Pro Forma Adjustments	6

AMARANTUS THERAPEUTICS, INC.
PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 2010 AND OCTOBER 31, 2010

ASSETS	Amarantus Therapeutics, Inc. December 31, 2010	Jumpkicks, Inc. October 31, 2010	Pro Forma Adjustments		Total
Current Assets
Cash and cash equivalents	$47,521	$892			$48,413
Accounts receivable	0	0			0
Prepaid expenses	30,217	0			30,217
Total Current Assets	77,738	892			78,630

Property and Equipment, Net	25,105	2,309			27,414

TOTAL ASSETS	$102,843	$3,201			$106,044

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$1,015,221	$0			$1,015,221
Accrued expenses	11,833	65,557			77,390
Related party payables	287,462	12,500			299,962
Current portion of derivative liability	141,690	0			141,690
Current portion of convertible promissory notes	1,094	0			1,094
Total Current Liabilities	1,457,300	78,057			1,535,357

Long-Term Liabilities
Warrant liability	4,416	0			4,416
Derivative liability, net of current portion	145,857	0			145,857
Convertible promissory notes, net of current portion	29,915	0			29,915
Total Long-Term Liabilities	180,188	0			180,188

TOTAL LIABILITIES	1,637,488	78,057			1,715,545

STOCKHOLDERS’ DEFICIT
Preferred stock	685,342	0	(685,342	)a	0
			(4,020	)a
			10,000	b
Common stock	4,020	10,860	1,669	a	2,529
			(62,320	)a
			647,957	a
Paid in capital	62,320	16,340	10,000	b	674,297
Accumulated deficit	(2,286,327)	(102,056)	102,056	a	(2,286,327)
TOTAL STOCKHOLDERS’ DEFICIT	(1,534,645)	(74,856)			(1,609,501)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$102,843	$3,201			$106,044

See accompanying notes to the Pro Forma adjustments.

AMARANTUS THERAPEUTICS, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
YEARS ENDED DECEMBER 31, 2010 AND OCTOBER 31, 2010

	Amarantus Therapeutics, Inc. Year ended December 31, 2010	Jumpkicks, Inc. Year ended October 31, 2010	Pro Forma Adjustments	Total

NET REVENUES	$192,408	$0		$192,408

COSTS OF GOODS SOLD	0	0		0

GROSS PROFIT	192,408	0		192,408

OPERATING EXPENSES	1,414,923	58,563		1,473,486

OPERATING LOSS	(1,222,515)	(58,563)		(1,281,078)

OTHER INCOME (EXPENSE)	14,954	0		14,954

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(1,207,561)	(58,563)		(1,266,124)

PROVISION FOR INCOME TAXES	0	0		0

NET LOSS	$(1,207,561)	$(58,563)		$(1,266,124)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,020,000	10,860,000		2,528,695

NET LOSS PER SHARE	$(0.30)	$(0.01)		$(0.50)

See accompanying notes to the Pro Forma adjustments.

AMARANTUS THERAPEUTICS, INC.
PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 2009 AND OCTOBER 31, 2009

ASSETS	Amarantus Therapeutics, Inc. December 31, 2009	Jumpkicks, Inc. October 31, 2009	Pro Forma Adjustments	Total
Current Assets
Cash and cash equivalents	$1,232	$282		$1,514
Accounts receivable	0	150		150
Prepaid expenses	0	0
Total Current Assets	1,232	432		1,664

Property and Equipment, Net	1,382	3,521		4,903

TOTAL ASSETS	$2,614	$3,953		$6,567

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$371,852	$0		$371,852
Accrued expenses	47,024	8,746		55,770
Related party payables	295,888	11,500		307,388
Current portion of derivative liability	0	0		0
Current portion of convertible promissory notes	327,548	0		327,548
Total Current Liabilities	1,042,312	20,246		1,062,558

Long-Term Liabilities
Warrant liability	35,013	0		35,013
Derivative liability, net of current portion	0	0		0
Convertible promissory notes, net of current portion	0	0		0
Total Long-Term Liabilities	35,013	0		35,013

TOTAL LIABILITIES	1,077,325	20,246		1,097,571

STOCKHOLDERS’ DEFICIT
Preferred stock	0	0
Common stock	4,020	10,860	(4,020)a 1,669a (10,000)b	2,529
Paid in capital	35	16,340	(35)a (41,107)a 10,000b	(14,767)
Accumulated deficit	(1,078,766)	(43,493)	43,493a	(1,078,766)
TOTAL STOCKHOLDERS’ DEFICIT	(1,074,711)	(16,293)		(1,091,004)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,614	$3,953		$6,567

See accompanying notes to the Pro Forma adjustments.

AMARANTUS THERAPEUTICS, INC.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
YEARS ENDED DECEMBER 31, 2009 AND OCTOBER 31, 2009

	Amarantus Therapeutics, Inc. Year ended December 31, 2009	Jumpkicks, Inc. Year ended October 31, 2009	Pro Forma Adjustments	Total

NET REVENUES	$0	$1,015		$1,015

COSTS OF GOODS SOLD	0	1,165		1,165

GROSS PROFIT	0	(150)		(150)

OPERATING EXPENSES	288,186	16,700		304,886

OPERATING LOSS	(288,186)	(16,850)		(305,036)

OTHER INCOME (EXPENSE)	(18,004)	0		(18,004)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(306,190)	(16,850)		(323,040)

PROVISION FOR INCOME TAXES	0	0		0

NET LOSS	$(306,190)	$(16,850)		$(323,040)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	4,020,000	10,860,000		2,528,695

NET LOSS PER SHARE	$(0.08)	$(0.00)		$(0.13)

See accompanying notes to the Pro Forma adjustments.

AMARANTUS THERAPEUTICS, INC.
NOTES TO THE PRO FORMA ADJUSTMENTS (UNAUDITED)

(a) Issuance of 1,668,695 shares of common stock in connection with reverse merger of Amarantus Therapeutics, Inc. and Jumpkicks, Inc.

(b) Cancellation of 10,000,000 shares of common stock in connection with merger of Amarantus Therapeutics, Inc. and Jumpkicks, Inc.

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